Exhibit 99.2

For Immediate Release

Nocera, Inc. Regains Compliance with Nasdaq Filing Requirements

TAIPEI, TAIWAN / ACCESSWIRE / May 8, 2025 / Nocera, Inc. (NASDAQ: NCRA) (“Nocera” or the “Company”), an industry-agnostic, acquisition-focused company, today announced that it has received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company has regained compliance with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1).

On April 24, 2025, the Company received a notice from Nasdaq stating it was not in compliance with Listing Rule 5250(c)(1) due to its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”). The Company filed the Form 10-K on May 6, 2025 with the Securities Exchange Commission and Nasdaq has confirmed that the matter is now closed.

About Nocera, Inc.

Nocera (NASDAQ: NCRA) is a dynamic, industry-agnostic, acquisition-focused company dedicated to identifying and acquiring businesses that demonstrate strong core values and exceptional business acumen. With a strategic focus on fostering growth and creating long-term value, Nocera seeks to partner with companies that align with its vision for success. To learn more about Nocera and its approach, please visit the company’s official website at www.nocera.company.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are inherently subject to risks and uncertainties. Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties. These risks and uncertainties include, but are not limited to, general economic and business conditions, the Company’s ability to execute its growth strategy, maintain compliance with Nasdaq listing standards, and respond to market conditions, competition, changes in methods of marketing, delays in manufacturing or distribution, changes in customer order patterns, changes in customer offering mix, and various other factors beyond the Company’s control. Readers are encouraged to read the risk factors included in our annual reports and quarterly reports we file with the Securities and Exchange Commission. Actual events or results may differ materially from those described in this press release due to any of these factors. Nocera is under no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:
Hanover International, Inc.

Jh@hanoverintlinc.com